UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934
___________________

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SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ACTION TAKEN BY WRITTEN RESOLUTION BY
HOLDERS OF A MAJORITY OF ALL OUTSTANDING COMMON SHARES OF
SIRIUS INTERNATIONAL INSURANCE GROUP, LTD.

Dear Sirius International Insurance Group, Ltd. Shareholders:
The enclosed information statement (the “Information Statement”) is being distributed to the holders of record as of the close of business on February 25, 2020 (the “Record Date”) of the common shares (the “common shares”) and Series B Preference shares (the “preference shares”) of Sirius International Insurance Group, Ltd., an exempted limited company incorporated under the laws of Bermuda (the “Company”). The Information Statement is also being distributed to shareholders that hold common shares in “street” name (held by a broker, bank or other nominee) as of March 5, 2020. Due to the circumstances described in the Information Statement, it was not possible to determine shareholders that hold in street name as of the Record Date.
The purpose of the Information Statement is to inform you of action taken by the holder of a majority of the outstanding common shares.

At the direction of the Board of Directors of the Company (the “Board”), management of the Company has developed and presented various strategic alternatives to the Board to increase its public float and enhance its capital position. To date, no transactions have been implemented. Consistent with this direction and in anticipation of the meeting of the Board scheduled for February 27, 2020, management of the Company developed an actionable plan in the form of a rights offering for the Board to review and consider to enhance the Company’s capital position and demonstrate to rating agencies the Company’s financial flexibility. On February 25, 2020, CM Bermuda Ltd. (“CM Bermuda”), the Company’s shareholder holding a majority of the voting power of the Company’s equity securities, executed a written resolution (the “CMB Resolution”), that provides that, pursuant to Section 2 of the Company’s bye-laws, the Board shall not exercise its powers to issue any common or preference shares, warrants, options or other forms of share equity, or to confer any new share rights or implement any rights plan, or to amend or vary or alter any rights attaching to any existing shares, in each case without the prior approval of holders of common shares representing at least 75% of the voting rights of the Company, except for any shares or rights that the Company is contractually required to issue or amendments the Company is contractually required to make under a contract executed prior to February 25, 2020. CM Bermuda transmitted a copy of the CMB Resolution to the Company on February 26, 2020.

A copy of the CMB Resolution is set forth in Exhibit A to the Information Statement. As of the Record Date, CM Bermuda owned approximately 96% of the common shares, representing 87% of the voting power of the Company’s equity securities. The receipt of the CMB Resolution was previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2020 (the “CMB Resolution 8-K”).
Section 2 and Section 4 of the Company’s bye-laws permit the Board to issue any authorized but unissued shares on such terms and conditions as it may determine, subject to any resolution of its shareholders, and to determine the rights attaching to preference shares, among other things.
The Nominating & Corporate Governance Committee of the Board (“Nominating Committee”) has engaged Jenner & Block LLP as its counsel to advise the Nominating Committee in connection with the CMB Resolution and related matters, as further described in the CMB Resolution 8-K. If determined to be valid, the CMB Resolution constitutes the only shareholder approval required to approve such action under Bermuda law, the Company’s memorandum of association and the Company’s bye-laws. As a result, any issuances by the Company of its common or preference

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shares, warrants, options or other forms of share equity would effectively require the prior approval of CM Bermuda. The Company has not challenged the effectiveness of the CMB Resolution at this time.
The Board is not soliciting your consent or your proxy in connection with the CMB Resolution and no consents or proxies are being requested from shareholders.
THIS IS NOT A NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS, AND NO SHAREHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(c) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.
WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.
We are first mailing this Notice and the accompanying Information Statement to our shareholders on or about March 23, 2020.

GENE BOXER EVP, Chief Strategy Officer & Group General Counsel
March 23, 2020

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INFORMATION STATEMENT
WE ARE NOT ASKING YOU FOR A CONSENT OR PROXY AND
YOU ARE REQUESTED NOT TO SEND US A CONSENT OR PROXY.
PURPOSE OF INFORMATION STATEMENT
This Information Statement advises shareholders of Sirius International Insurance Group, Ltd., an exempted limited company incorporated under the laws of Bermuda  (“we,” “us,” “our” or the “Company”) of action taken by the holder of a majority of the Company’s outstanding common shares (the “common shares”). On February 26, 2020, the Company and its Board of Directors (the “Board”) received a written resolution (the “CMB Resolution”) executed by CM Bermuda Ltd. (“CM Bermuda”), the Company’s shareholder holding a majority of the voting power of the Company’s equity securities, dated as of February 25, 2020 (the “Record Date”). The receipt of the CMB Resolution was previously disclosed by the Company in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 3, 2020 (the “CMB Resolution 8-K”).

As of the Record Date, CM Bermuda owned approximately 96% of the common shares, representing 87% of the voting power of the Company’s equity securities.

This Information Statement is first being mailed on or about March 23, 2020 to the Company’s shareholders of record as of the Record Date. This Information Statement is also being distributed to shareholders that hold common shares in “street” name (held by a broker, bank or other nominee) as of March 5, 2020. Due to the circumstances described below, it was not possible to determine shareholders that hold in street name as of the Record Date.
GENERAL OVERVIEW OF ACTION

The CMB Resolution

The CMB Resolution provides that, pursuant to Section 2 of the Company’s bye-laws, the Board shall not exercise its powers to issue any common or preference shares, warrants, options or other forms of share equity, or to confer any new share rights or implement any rights plan, or to amend or vary or alter any rights attaching to any existing shares, in each case without the prior approval of holders of common shares representing at least 75% of the voting rights of the Company, except for any shares or rights that the Company is contractually required to issue or amendments the Company is contractually required to make under a contract executed prior to February 25, 2020. The foregoing summary is qualified in its entirety by reference to the full text of the CMB Resolution, which is attached to this Information Statement as Exhibit A.
This Information Statement, when mailed to shareholders, will constitute the notice to shareholders required under the Company’s bye-laws. Section 2 and Section 4 of the Company’s bye-laws permit the Board to issue any authorized but unissued shares on such terms and conditions as it may determine, subject to any resolution of its shareholders to the contrary, and to determine the rights attaching to preference shares, among other things.
The Nominating & Corporate Governance Committee of the Board (“Nominating Committee”) has engaged Jenner & Block LLP as its counsel to advise the Nominating Committee in connection with the CMB Resolution and related matters, as further described in the CMB Resolution 8-K. If determined to be valid, the CMB Resolution constitutes the only shareholder approval required to approve such action under Bermuda law, the Company’s memorandum of association and the Company’s bye-laws. As a result, any issuances by the Company of its common or preference shares, warrants, options or other forms of share equity would effectively require the prior approval of CM Bermuda. The Company has not challenged the effectiveness of the CMB Resolution at this time.
The Board is not soliciting your consent or your proxy in connection with the CMB Resolution and no consents or proxies are being requested from shareholders.
Impact on Ratings
Third-party rating agencies assess and rate the financial strength, including claims-paying ability, of insurers and reinsurers. These ratings are based upon criteria established by the rating agencies and are subject to revision at any time at the sole discretion of the agencies. Some of the criteria relate to general economic conditions and other circumstances outside of the rated company’s control. These financial strength ratings are used by policyholders, agents and brokers to assess the suitability of insurers and reinsurers as business counterparties and are an important factor in establishing the competitive position of insurance and reinsurance companies.
The maintenance of an “A-” or better financial strength rating from A.M. Best and/or Standard & Poor’s is particularly important to the ability of the Company’s operating (re)insurance subsidiaries to bind property and casualty insurance and reinsurance business in most markets. In addition, general creditworthiness ratings are used by existing or potential investors to assess the likelihood of repayment on a particular debt issue. Accordingly, the maintenance of an investment grade creditworthiness rating (e.g., “BBB-” or better from Standard & Poor’s or Fitch Ratings) is important to the Company’s ability to raise new debt with acceptable terms. Strong creditworthiness ratings are important factors that provide better financial flexibility when issuing new debt or restructuring existing debt.
Following the execution of the CMB Resolution, all three agencies that rate the Company, A.M. Best, Standard & Poor’s and Fitch took negative ratings actions. The Company’s core operating subsidiaries’ ratings were downgraded by A.M. Best from a financial strength rating of “A” (Excellent) with stable outlook to “A-” (Excellent) under review with negative implications. A.M. Best stated that its ratings downgrade reflects the negative impact of the Company’s association with China Minsheng Investment Group Corp., Ltd. (“CMIG”), CM Bermuda’s indirect majority shareholder, and A.M. Best’s concern that CMIG, with a credit quality significantly weaker than the Company, could exert control over the Company despite the presence of a strong governance structure.
Standard & Poor’s noted that while it currently rated the Company’s core operating subsidiaries “A-” (Strong), it placed these ratings on CreditWatch with negative implications due to its concerns that there appeared to be a divergence of views between the Company’s management and CMIG over the Company’s future capital strategy. It also noted that the worsening of the dispute between the Company and CMIG could impact its assessment of the Company’s governance, possibly leading to the determination that the Board was no longer the Company’s final decision making authority, and that if the dispute is not resolved within the next 90 days, Standard & Poor’s could downgrade the Company by one or multiple notches. Standard & Poor’s also stated that it views CMIG’s creditworthiness to be significantly weaker than the Company.
Fitch currently rates the Company’s core operating subsidiaries as “A-” (Strong), but also placed these ratings on Rating Watch Negative following the execution of the CMB Resolution. Fitch noted that the Company’s ratings include a one-notch lower adjustment due to CMIG’s ownership since it purchased the Company in April 2016. Fitch stated that it views CMIG’s credit quality as materially lower than that of the Company and if it is determined that CMIG is ultimately successful in its efforts to control decisions by the Board, Fitch would view the Company’s corporate governance protections as no longer being effective and it would lower the Company’s ratings.
In summary, if the rating agencies were to perceive the Company’s safeguard mechanisms as insufficient, or should they determine that CMIG exercises control over the Company’s operations, further negative rating action will likely occur, which could include a downgrade or withdrawal of the Company’s ratings, and any such action taken by the ratings agencies would have a material adverse effect on the Company’s business (including, without limitation, loss of premium), prospects, financial condition and results from operations.

VOTES REQUIRED
Under the Company’s bye-laws, any question proposed for the consideration of the shareholders of the Company at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with the bye-laws. Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the shareholders of the Company may be done without a meeting by written resolution signed by or on behalf shareholders, who at the date that the notice is given, represent such majority of votes as would be required if the resolution was voted on at a meeting of shareholders where all shareholders entitled to attend and vote thereat were present and voting.
Section 22.2 of the bye-laws requires that at least ten (10) day’s notice of a special general meeting be given to each shareholder entitled to vote at the special general meeting. The Company was unaware of CM Bermuda’s decision to execute a written resolution in lieu of a special general meeting and CM Bermuda did not notify the Company or any of its shareholders of its intention. As a result, the Company was unable to provide advance notice to all of its shareholders as of February 25, 2020 regarding the proposed written resolution nor was the Company able to ascertain all of its beneficial holders of common shares as of February 25, 2020. The Company was only able to determine its registered shareholders as of February 25, 2020 and its shareholders that hold in “street” name (held by a broker, bank or other nominee) as of March 5, 2020.
As of the close of business on the Record Date, there were 115,299,341 common shares and 11,901,670 preference shares outstanding. Each holder of common shares is entitled to one vote for each common share held as of the record date of the applicable action. Each holder of preference shares is entitled to the number of votes equal to the number of common shares into which the preference shares are then convertible as of the record date of the applicable action. As of the Record Date, each preference share was convertible into one common share.
As of the close of business on the Record Date, CM Bermuda owned approximately 96% of the common shares, representing 87% of the voting power of the Company’s equity securities. Accordingly, the CMB Resolution, if determined to be valid, was executed by shareholders holding sufficient voting power to approve the CMB Resolution as contemplated therein and no further shareholder action is required.
DISSENTERS’ RIGHTS
Under Bermuda law, holders of our common shares and preference shares are not entitled to dissenters’ rights of appraisal with respect to the approval of the CMB Resolution.
DISTRIBUTION AND COSTS
We will pay the cost of preparing, printing and distributing this Information Statement.
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for this Information Statement with respect to two or more shareholders sharing the same address by delivering a single copy of the applicable document(s) addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.
        A single Information Statement may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”
        If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate communications from the Company, you may (1) notify your broker or (2) direct your written request to: Secretary, Sirius International Insurance Group, Ltd., 14 Wesley Street, Hamilton HM 11, Bermuda or call (212) 312-2525. Shareholders who currently receive multiple copies of our communications at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Information Statement at a shared address to which a single copy of the Information Statement was delivered.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website that provides this information at www.sec.gov. Shareholders can also obtain free copies of the Company’s SEC filings through the “Investor Relations” and then “Financial Information—SEC filings” section of the Company’s website at www.siriusgroup.com. The information provided on the Company’s website is not part of this Information Statement and therefore is not incorporated herein by reference.

GENE BOXER EVP, Chief Strategy Officer & Group General Counsel
March 23, 2020

EXHIBIT A

Sirius International Insurance Group, Ltd.
14 Wesley Street
Hamilton HM 11
Bermuda

Pursuant to Bye-law 35 of the Bye-laws and in accordance with section 77A of the Companies Act 1981
(as amended), this written resolution of the holders of the common shares of Sirius International
Insurance Group, Ltd. (“the Company”) is made effective this 25th day of February 2020 by the affirmative votes of the majority of the holders of the common shares of the Company as signified below.

IT IS HEREBY RESOLVED THAT:

1.
The Board shall not exercise its powers under bye-law 2 of the bye-laws or otherwise to issue any common or preferred shares, share warrants, share options or any other forms of share equity, or to confer any new share rights or implement any rights plan, without the prior approval of holders of the common shares of the Company representing at least 75% of the shareholder voting rights, save for any shares or rights that the Company is contractually required to issue under a contract executed prior to the date hereof.

2.
The Board shall not exercise its powers under bye laws 2 or 4 of the bye laws or otherwise to amend or vary or alter any rights attaching to any existing shares without the prior approval of holders of the common shares of the Company representing at least 75% of the shareholder voting rights, save for any amendment the Company is contractually required to make under a contract executed prior to the date hereof.

3.	Notice of this written resolution shall be given by the Secretary to all registered members as at the date hereof.

/s/ Peter W. H. Tan_______________________
CM Bermuda Limited
Holders of 96% of the issued common shares representing 87% of the shareholder voting rights

(By its authorised representative)

A-1